Hyzon Motors Australia – John Edgely – Employment Contract Hyzon Motors Australia Pty Ltd - Employment Contract for John Edgley 1. Parties This Agreement is made between: Hyzon Motors Australia Pty Ltd of Suite 703 157 Walker Street North Sydney NSW 2060 ("the Employer"); and John Edgley ("you"). 2. Appointment 2.1. The Employer appoints you, and you agree to serve, in the full time permanent position specified in Schedule 1, although the Employer may require you to perform other reasonable duties or work in other positions from time to time either on a permanent or temporary basis. 2.2. The terms and conditions of your employment shall be governed by this employment agreement (“Agreement”). 2.3. Your employment under this Agreement will commence on the Commencement Date specified in Schedule 1 (or such other date as advised by the Employer in writing) and continue until terminated in accordance with this Agreement. 2.4. The location of your work will be as outlined in Schedule 1, however the Employer may direct you to perform your duties at other locations either temporarily or permanently. You may be required to undertake travel as part of your duties. 2.5. You will report directly to the position outlined in Schedule 1, or another position nominated by the Employer from time to time. 2.6. This Agreement will continue to operate in relation to your employment despite any temporary or permanent change in your location, duties, position or reporting line, until terminated in accordance with this Agreement or replaced by a new agreement made in writing between you and the Employer. 3. Employee’s Warranties 3.1. You warrant that: (a) you possess the skills, competence and qualifications required to carry out the duties required of your position, and any representation made by you as to your qualifications and experience are true and correct; (b) you have disclosed to the Employer the particulars of any restraint or restriction (howsoever arising) which may affect your performance of the terms and conditions of this Agreement; (c) in entering into this Agreement, you have not relied on any direct or indirect conduct or representation of the Employer or any of its directors, officers, employees or agents (or

Hyzon Motors Australia – John Edgely – Employment Contract anyone authorised by any of them), or any matter other than the terms expressed in this Agreement; (d) you have not been charged with or found guilty of any offence which would be incompatible with your duties and responsibilities or the trust and confidence placed in you by the Employer to perform your position; (e) you have participated in, or will agree to participate in any background check and/or medical examination relevant to your position and/or your employment with the Employer to the standard required of your position and the Employer; (f) you are legally entitled to work in Australia, and agree to produce the appropriate documentation upon request from the Employer including, for example: (i) Australian birth certificate; (ii) Certificate of Australian citizenship; (iii) Australian or New Zealand passport; (iv) Evidence of permanent resident status; and/or (v) Any other document(s) appropriate to your circumstance. 3.2. During your employment you must maintain any licences or qualifications necessary to fulfil the inherent requirements of your role. You warrant that you will inform the Employer if your licence or qualification is cancelled, revoked, suspended or expires without being replaced. In the event you no longer hold the appropriate licences or qualification required to fulfil the requirements of your role, you acknowledge that this may be considered a repudiation of this Agreement and may result in the termination of your employment. 3.3. You acknowledge that the Employer has offered to employ you and is willing to continue to employ you in reliance on the warranties and commitments you have made in this Agreement. 4. Probation Period 4.1. Your employment will initially be subject to the probation period specified in Schedule 1. During this time, either you or the Employer may terminate this Agreement by giving 1 week’ notice (or by the Employer paying you in lieu of all or part of this notice period). At the end of your probation period, the Employer will determine whether your employment is to continue. If your ongoing employment is confirmed, it will be on the terms set out in this Agreement. 4.2. The probation period does not alter the minimum employment period specified in the Fair Work Act 2009 (Cth). 5. Duties and Responsibilities 5.1. You may be provided with an outline of your duties immediately prior to or on commencement of your employment. The outline is not intended to be an exhaustive list of the duties you may be required to perform, rather an indication of the kinds of duties that fall within the scope of the position. The outline of your duties may be amended by the Employer from time to time.

Hyzon Motors Australia – John Edgely – Employment Contract 5.2. During your employment you must: (a) report to the person(s) named in Schedule 1, or to such other person as the Employer may direct from time to time; (b) serve the Employer faithfully and diligently and in a conscientious and professional manner; (c) act in the Employer’s best interests at all times and not do anything which may directly or indirectly impair the good name and reputation of the Employer; (d) refrain from acting, or being seen to act, in conflict with the Employer’s best interests and disclose to the Employer any matter which you, acting reasonably, consider is or may potentially be in conflict with the commercial or strategic interests of the Employer; (e) comply with all lawful and reasonable directions given to you by the Employer; (f) exhibit a professional and courteous attitude when dealing with the Employer, its customers, employees, suppliers and other members of the public; (g) perform the duties and responsibilities assigned to you from time to time to the best of your abilities and knowledge including any incidental or peripheral tasks that you have the skills and qualifications to perform safely; (h) ensure you are performing solely work-related activities in work time, except where specifically agreed by the Employer; and (i) comply with the terms of this Agreement and all relevant and applicable legislation. 6. Other Employment 6.1. You must not undertake any activity (whether paid or unpaid) which may compromise or give rise to a conflict with either: (a) your duties and responsibilities under this Agreement; or (b) the business or commercial or strategic interests of the Employer, unless you have obtained the prior consent of the Employer in writing. 6.2. Without limiting the generality of the above, you must not be engaged, employed, concerned, involved or interested directly or indirectly in any business activity, other activity, trade, undertaking, company, proposal, project, assignment or development which is in or is related to the industry in which the Employer is concerned, unless you have obtained the prior written consent of the Employer. 6.3. You must immediately and fully disclose in writing to the Employer any matter which you, acting reasonably, consider is, or may potentially be in conflict with the interests of the Employer of which you become aware. 7. Employer Policies and Procedures 7.1. You acknowledge and agree: (a) that you will comply with all Employer policies and procedures in place as amended from time to time;

Hyzon Motors Australia – John Edgely – Employment Contract (b) the Employer may review, implement, vary and/or terminate the Employer’s policies and procedures at any time and at its sole discretion; (c) the Employer’s policies do not form part of this Agreement and are not enforceable as obligations on the Employer, nor is any right created for or vested in you; and (d) while the terms of the Employer’s policies and procedures do not form part of this Agreement, the failure to comply with the Employer’s policies and procedures may result in disciplinary action being taken against you, up to and including dismissal. 8. Hours 8.1. You will be required to work a minimum of 38 hours per week. 8.2. In addition to the hours set out above, you are required to work reasonable additional hours necessary to fulfil the requirements of your executive position. 9. Remuneration 9.1. You will be paid the salary as outlined in Schedule 1 (which is exclusive of superannuation). 9.2. Except as otherwise provided in this Agreement, you agree that your salary has been calculated to compensate you for all ordinary hours, all additional hours that you work in order to fulfil the requirements of your position and all other obligations under this Agreement. You will not be paid any additional penalty rates, overtime rates, allowances or loadings, unless expressly agreed with the Employer in advance. 9.3. Your salary may be increased by the Employer from time to time, to meet legislative minimum requirements and/or at the Employer’s discretion as provided for in below clause 9.6 of this Agreement. Any such amendment will be confirmed in writing. 9.4. Your remuneration will be paid for the pay period outlined in Schedule 1 (less applicable tax) via electronic funds transfer into an account with a financial institution nominated by you and acceptable to the Employer. 9.5. The Employer may change the pay period outlined in Schedule 1 by providing you at least 4 weeks’ notice of any change. 9.6. The Employer may review your performance and remuneration each year. Such a review does not infer any increase in your remuneration. However, the Employer may, in its sole and absolute discretion, increase your remuneration as a result of this review. As a guide, such a review will have regard to the financial performance of the Employer, your performance, market conditions and any other matter that the Employer may consider relevant. 10. Incentive and Bonus Arrangements 10.1. Please refer to Schedule 2. 10.2. Should you be eligible to participate in any scheme, any bonus or incentive payment that you are entitled to will be paid to you as outlined in our incentive or bonus scheme, provided you are employed at the time the payment falls due. 11. Superannuation 11.1. The Employer will make superannuation payments on your behalf in accordance with its minimum statutory obligations (as amended from time to time). Payments will be made into a

Hyzon Motors Australia – John Edgely – Employment Contract complying superannuation fund of your choice. If you do not nominate a superannuation fund, the Employer will make payments into its default fund. 12. Annual Leave 12.1. You are entitled to accrue up to 4 weeks of annual leave progressively during each year of service, based on your ordinary hours of work. 12.2. Annual leave is to be taken at a time mutually agreed between the parties, subject to the operational requirements of the Employer, provided that requests for annual leave at particular times will not unreasonably be refused. Requests for annual leave will usually be required in writing. Travel arrangements must not be made until your request is approved. 12.3. The Employer may direct you to take a period of annual leave at particular times (e.g. annual shutdown periods or where you have accrued but not used an excessive amount of leave) in accordance with the Act. 12.4. You will be entitled to receive payment for the balance of any unused annual leave upon termination of your employment. 13. Personal/Carer’s Leave 13.1. Personal/carer’s leave includes personal sick leave and carer’s leave. 13.2. You are entitled to accrue up to 10 days of personal/carer’s leave progressively during each year of service, based on your ordinary hours of work. 13.3. Paid personal/carer’s leave may be taken because of a personal illness or injury or to provide care or support to a member of your immediate family or household because of a personal illness or injury or an unexpected emergency affecting that member. 13.4. You may be entitled to a period of up to 2 days’ unpaid carer’s leave for each occasion when a member of your immediate family or household requires care or support because of a personal illness or injury or an unexpected emergency affecting that member in the event that you have exhausted your paid carer’s leave entitlement. 13.5. If you are unable to attend work due to personal injury or illness, or because you need to care for a family or household member, you are required to advise the Employer as soon as practicable before (or as soon as practicable after) your scheduled start time of your inability to attend, the nature of the illness, injury or emergency and the expected duration of the absence. 13.6. To be entitled to a period of paid or unpaid personal leave, the Employer may require you to provide satisfactory documentary evidence in accordance with applicable legislation. 14. Other Leave 14.1. Compassionate Leave You will be entitled to a period of up to 2 days’ paid compassionate leave for each occasion when a member of your immediate family or household contracts or develops a personal illness or sustains a personal injury that poses a serious threat to his or her life, or dies. To be entitled to a period of compassionate leave, the Employer may require you to provide satisfactory documentary evidence of the illness, injury or death.

Hyzon Motors Australia – John Edgely – Employment Contract 14.2. Family and Domestic Violence Leave Employees are eligible for up to 5 days of unpaid family and domestic violence leave in a 12 month period in accordance with the Fair Work Act 2009 (Cth). 14.3. Parental Leave Employees are eligible for parental leave in accordance with the Fair Work Act 2009 (Cth). 14.4. Long Service leave Employees are eligible for long service leave in accordance with the applicable State or Territory legislation. 15. Public Holidays 15.1. The following days are public holidays: New Year's Day, Australia Day, Good Friday, Easter Monday, Anzac Day, Christmas Day and Boxing Day, and any other gazetted public holidays in the relevant State or Territory in which you are employed. 15.2. The Employer may request that you work on a particular public holiday. You may refuse the request if you have reasonable grounds for doing so, in accordance with the applicable legislation. 15.3. In accordance with the Fair Work Act 2009 (Cth), where you are ordinarily rostered to work on a day a public holiday falls but don’t work, you will be paid for that day. 16. Reasonable Expenses 16.1. The Employer will reimburse you for any authorised and reasonable business-related expenses which you incur in the performance of your duties, subject to you providing tax receipts or other reasonable documentary evidence acceptable to the Employer. 17. Employee Conduct 17.1. Dress Code Consistent with the culture of the Employer, you will be expected to present for work well- dressed and groomed, so as to reflect the professional image of the Employer. The Employer may issue directions or policies about personal grooming from time to time. 17.2. Alcohol, Drugs and Smoking You must not attend work intoxicated or under the influence of non-prescribed (or illegal) drugs or alcohol or in the possession of any illegal substance. If you attend work under the influence of, or are affected by, alcohol and/or drugs, or otherwise engage in unlawful activity involving alcohol, drugs or both on the Employer’s premises, you may be subject to disciplinary action up to, and including, summary dismissal and may be reported to the relevant authorities. Alcohol must not be consumed or used on the premises without the express permission of the Employer. The Employer has a no-smoking policy. Smoking is not permitted on the Employer’s premises.

Hyzon Motors Australia – John Edgely – Employment Contract 18. Workplace Health and Safety 18.1. You must act in accordance with the work health and safety (WHS) legislation relevant to your State or Territory and the Employer’s WHS policies and procedures. 18.2. If you are considered unfit to safely perform your duties, whether due to the effects of drugs and/or alcohol or for any other reason, you may be stood down immediately and the Employer may require you to undertake a medical examination and obtain a fitness clearance before allowing you to undertake any further work. If you are stood down part way through a shift, you will only be paid for the remainder of that shift (unless terminated in accordance with clause 21). 19. Confidential Information Prohibition on Use and Disclosure of Confidential Information 19.1. During your employment or after your employment ends you must: (a) not directly or indirectly disclose, copy or use (or attempt to disclose, copy or use) any Confidential Information for your own benefit or the benefit of any other person or entity except in the proper performance of your duties or with the written consent of the Employer; (b) keep any Confidential Information secret and confidential, except to the extent you are required by law to disclose it; and (c) take all reasonable and necessary precautions to maintain the secrecy and prevent the disclosure of any Confidential Information. Notification on Disclosure of Confidential Information 19.2. You must immediately notify the Employer if: (a) you become aware of any breach of the obligations in clause 19.1; or (b) you are lawfully obliged to disclose any Confidential Information to a third party and in this case must comply with the Employer’s lawful directions in relation to the disclosure. Obligations on Termination 19.3. On termination of your employment or at any time requested by the Employer, you must: (a) return to the Employer all Confidential Information; and (b) provide to the Employer all copies, extracts, notes and recordings of the Confidential Information (or any part of the Confidential Information) in any format or media; and (c) certify to the Employer that you have complied with these obligations. 19.4. You must ensure secure custody of Confidential Information in your possession or control, and use your best endeavours to prevent the use or disclosure of Confidential Information in a manner contrary to this Agreement. 19.5. Your obligations under this clause 19 continue to apply after the termination of your employment with the Employer.

Hyzon Motors Australia – John Edgely – Employment Contract 19.6. For the purposes of this Agreement, “Confidential Information” means all information (whether or not it is described as confidential) in any form or medium concerning any past, present or future business operations or affairs of the Employer, or any customer, client, licensee, contractor or supplier of the Employer, including without limitation: (a) trade secrets of the Employer; (b) information about the business and affairs of the Employer such as products of the Employer, services offered by the Employer, financial accounts and reports of the Employer and its customers, marketing and/or strategy plans, client proposals, sales plans, client prospects, information about fees, pricing information, supplier lists, research, financing, inventions, designs, techniques, plans, diagrams, graphs, procedures or processes, security information, sales and training materials, and operational information and methods; (c) details or contracts and arrangements with third parties including information about customers, suppliers and contact persons of the Employer, such as their specific requirements, arrangements and past dealings with the Employer; (d) customer names and addresses, customer lists, business cards and diaries, calendars or schedules; (e) all technical and non-technical data, formulae, patterns, programs, devices, methods and research activities, ideas and concepts; (f) all financial and accounting information, pricing lists, schedules and structures, product margins and financial plans; (g) remuneration details and investment outlays; (h) Intellectual Property rights; (i) all information contained in this Agreement; (j) manuals, computer databases and computer software; and (k) all other information obtained from the Employer or obtained in the course of your employment with the Employer, that is by its nature confidential, but excludes information that has come into the public domain other than by a breach of this Agreement or other unauthorised use or disclosure. 20. Intellectual Property and Moral Rights 20.1. Subject to any express written agreement to the contrary, you agree that all Intellectual Property rights in the Materials automatically vest in the Employer. 20.2. To the extent permitted by law, you unconditionally and irrevocably consent to the Employer (and persons claiming an interest in the Materials through the Employer) committing any act or omission that may constitute an infringement of your Moral Rights in respect of all Materials created prior to or after this consent is given, and you waive all Moral Rights that you may have worldwide for the benefit of the Employer, its licensees, successors in title and anyone authorised by any of them to do any act compromised in the Material. 20.3. You must when required, do all things and execute all documents necessary to give effect to this clause 20.

Hyzon Motors Australia – John Edgely – Employment Contract 20.4. Your obligations under this clause 20 continue to apply after the termination of your employment with the Employer. 20.5. For the purposes of this Agreement: (a) “Intellectual Property” means present and future rights conferred by statute, common law or equity in or in relation to copyright, trademarks, designs, patents, circuit layouts, plant varieties, business and domain names, inventions or other results of intellectual activity in the industrial, commercial, scientific, literary or artistic fields whether or not registrable, registered or patentable. These rights include: (i) all rights in all applications to register these rights; (ii) all renewals and extensions of these rights; and (iii) all rights in the nature of these rights, such as Moral Rights. (b) “Moral Rights” means the rights of integrity of authorship, rights of attribution of authorship, rights not to have authorship falsely attributed and rights of a similar nature, that exist, or may come to exist anywhere in the world in all Materials made or to be made by you in the course of your employment. (c) “Materials” means works, ideas, concepts, designs, inventions, designs, drawings, plans, software, hardware, reports, documents, systems, improvements and other material or information created, made or discovered by you (either alone or with others and whether before or after the date of this document) in the course of your employment or as a result of using the resources of the Employer. 21. Termination of Employment 21.1. Termination with Notice Unless the contrary intention is stated in this Agreement, either party may terminate the employment at any time by giving the other party no less than 3 Month’s notice, in writing, subject to the Fair Work Act 2009 (Cth). The Employer may pay an equivalent amount in lieu of notice at its discretion. 21.2. Notice Period During all or part of the notice period, you understand and agree that you remain an employee of the Employer and the Employer may, at its complete discretion, require you to: (a) perform your duties or other duties requested of you, provided such duties are commensurate with your role and seniority at the time notice is given, unless otherwise agreed; (b) perform those duties from a location other than the Employer’s premises; (c) assist with the orderly and proper handover of work; (d) not perform any duties at all or attend its offices; and/or (e) not have any contact with any employees, customers or business associates of the Employer, other than as expressly authorised by the Employer during the notice period.

Hyzon Motors Australia – John Edgely – Employment Contract You acknowledge and agree that the provisions of this clause 21.2 are reasonable and necessary to protect the legitimate business interests of the Employer and apply to the maximum extent possible at law. 21.3. Termination Without Notice Despite any other provisions of this Agreement, in cases of serious misconduct, the Employer may dismiss you without giving notice (or making payment in lieu). Circumstances which may amount to serious misconduct include, but are not limited to, the following: (a) engaging in dishonest conduct or other gross misconduct (including, but not limited to theft, fraud, assault, being intoxicated at work, refusing to carry out the Employer’s lawful and reasonable instructions that are consistent with your employment and this Agreement); (b) wilful or deliberate behaviour that is inconsistent with the continuation of your employment; (c) conduct that causes serious and imminent risk to the health or safety of a person or the reputation, viability or profitability of the Employer’s business; (d) gross incompetence or wilful neglect of duty, or committing any other serious breach of any of the provisions of this Agreement; (e) committing or assisting in the commission of an act of fraud or criminal offence; or (f) acting in a manner (whether in the course of your duties or otherwise) which, in the Employer’s view, does or is likely to bring you or the Employer into serious disrepute. 22. Employee Obligations Upon Termination of Employment 22.1. Return of Employer Property Unless expressly agreed in writing (e.g. where an item is provided as a bonus or benefit), all items provided during your employment remain the property of the Employer (or such other person as may be its legal owner) (“Employer Property”). Upon the earlier date of termination or the date on which the Employer provides you with notice under clause 21.1 (or at any time upon request by the Employer), you are to immediately: (a) return to the Employer all Employer Property which is in your possession, custody or control that relates in any way to the business or affairs of the Employer or its customers (including but not limited to keys, documents, business cards, computers, mobile phones, tablets and all pass codes required to access any such devices); and (b) return or destroy (subject to the Employer’s direction) any records or items containing Confidential Information or any information relevant to the Employer (including but not limited to electronic records).

Hyzon Motors Australia – John Edgely – Employment Contract If required by the Employer, you agree to provide an undertaking or execute a statutory declaration confirming your compliance with sub-clauses 22.1(a) and (b). Where it does so, it may withhold any payment due to you until you have complied with that request. Your obligations under this clause 22.1 continue to apply after the termination of your employment. 22.2. Deduction from Remuneration You agree to repay the Employer any overpayment of wages as soon as possible but within 2 months of its identification. If at the time your employment is terminated under clause 21 you owe any amounts to the Employer, the Employer may set off this amount against any amounts owed to you by the Employer at the date of termination, except for amounts the Employer is not entitled by law to set off. By signing this Agreement you acknowledge and accept that any such deductions are both reasonable and principally for your benefit, taking into account that the deduction facility: (a) forms part of a broader set of remuneration and benefit terms afforded by this Agreement; (b) allows the Employer to have the confidence to make any advance or ‘up front’ payments to you, or for your benefit, without being put to unnecessary expense to recover any repayable amounts; and/or (c) simplifies the repayment process for you. You may also authorise other deductions from time to time, by completing a written request that complies with the Employer’s requirements. 22.3. No further claims and post-employment obligations (a) If your employment is terminated for any reason, you acknowledge: (i) your on-going duties with respect to the post-employment obligations contained in this Agreement survive termination of this Agreement and that all amounts paid under this Agreement constitute adequate consideration for those obligations; and (ii) you will not make or cause to be made, any statement or comment which disparages the Employer or any of its officers, employees or agents. 23. Post-Employment Restraints 23.1. Without the Employer’s prior written consent, from the date your employment ends, you must not for the Restraint Period: (a) solicit or attempt to solicit, persuade or induce any person or entity, who or which is or was a Customer or prospective client of the Employer; (b) undertake any paid work for a Competitor; (c) solicit, attempt to solicit, induce or attempt to induce, entice or encourage or attempt to entice or encourage any Employer Representative to leave their engagement with the Employer;

Hyzon Motors Australia – John Edgely – Employment Contract (d) encourage, condone or entice any other person or entity, in which you are interested or by which you are engaged, to engage in conduct which, if you engaged in such conduct personally, would cause you to breach this clause. 23.2. In this clause: (a) “Restraint Period” means: (i) 12 months; (ii) 9 months; (iii) 6 months; (iv) 3 months; (v) 1 month. (b) “Customer” means any person or entity: (i) to which the Employer provided services during your employment; (ii) with which the Employer had direct dealings during your employment in relation to the provision (or proposed provision) of services by the Employer to the person or entity; or (iii) which referred business to the Employer during your employment. (c) “Competitor” means any business engaged in the Hydrogen industry within: (i) Australia and New Zealand; (ii) Australia; (d) “Employer Representative” means: (i) any director or person involved in the management of the Employer; (ii) any employee of the Employer who has knowledge of Confidential Information or who reported to you or who was engaged in sales or marketing activities during your employment; (iii) any employee of the Employer; and (iv) any independent contractor of the Employer. The restrictions in this clause 23 apply to conduct which is either direct or indirect (e.g. done through an agent of any kind) and regardless of whether you engaged in the conduct for your own benefit or for the benefit or on behalf of any other person or entity. 23.3. Restraints Reasonable (a) You have agreed to and accept the restrictions in this clause 23 in consideration of the Employer’s entry into the Agreement and in consideration for your remuneration.

Hyzon Motors Australia – John Edgely – Employment Contract (b) Each of the covenants in this clause shall be construed and have effect as if it were the number of separate covenants which results from combining each covenant with each sub-section of the definition in this clause for each defined term referred to in the covenant, with each such resulting covenant being severable from each other such resulting covenant. If any such resulting covenant shall be invalid or unenforceable for any reason, such invalidity or unenforceability shall not prejudice or in any way affect the validity or enforceability of any other such resulting covenants. (c) You acknowledge that damages are not an adequate remedy for breach of this clause and that the Employer may apply for an injunction to prevent or restrain such breach or the continuation of such a breach. This remedy will be in addition to any award of damages which may be made in the Employer’s favour. 23.4. Your obligations under this clause 23 continue to apply after the termination of your employment with the Employer. 24. Surveillance in the Workplace 24.1. Monitoring of Communication and Information Technology Systems (a) You acknowledge and agree that intermittent or ongoing monitoring, recording and/or surveillance of all communications is a condition of access to and use of the Employer’s communications and information technology systems in the course of your employment including when using the Employer’s resources in the workplace and outside of work. (b) Surveillance may be carried out by, but is not limited to, software or other equipment that monitors or records the information input or output or other use of a computer, tablet, mobile telephone or any other information storage device (including the sending and receipt of emails and the accessing of internet websites). (c) You must comply with all applicable laws and the Employer’s policies relating to the use of all communications, information technology and electronic resources as amended from time to time. 25. Privacy 25.1. You consent to the Employer disclosing personal information about you to other persons for reasons relating to your employment or for the business requirements of the Employer. These persons include (without limitation) the Australian Taxation Office, superannuation fund trustees and administrators, insurers, medical or occupational practitioners, financial and legal advisers, potential purchasers on sale of business and law enforcement bodies. 26. Set Off 26.1. You acknowledge that the remuneration and benefits provided under this Agreement are the full benefits payable to you in respect of the employment and are paid in full satisfaction of any obligations to make payments for overtime, penalty rates, allowances, loadings or other monetary benefits to you under any legislation, award or agreement, including any statutory minimum hourly rate. You agree that the Employer may set off any amount paid to you under this Agreement against any entitlement you may otherwise have had to receive any such benefits, whether of a different character or not.

Hyzon Motors Australia – John Edgely – Employment Contract 27. Severability and Entire Agreement 27.1. This Agreement constitutes the entire agreement between the parties and supersedes all prior understanding or agreements whether oral or in writing. Any amendment to the Agreement must be agreed to in writing by the parties. 27.2. Should part of this Agreement be deemed illegal or unenforceable it will be severed from the Agreement and will not affect the enforceability of the remaining parts of the Agreement. 28. Governing Law 28.1. This Agreement will be governed by and construed in accordance with the laws of Victoria and the laws of the Commonwealth. The parties agree to the exclusive jurisdiction of that State or Territory and the Commonwealth. 29. Acknowledgement 29.1. You acknowledge that the terms of this Agreement are fair and reasonable and you have had an opportunity to obtain independent legal advice about this Agreement. 30. Terms not to be disclosed 30.1. You agree not to disclose the terms of this Agreement except: (a) where the law says it must be disclosed; (b) with the prior written consent of the Employer; or (c) to obtain legal or financial advice.

Hyzon Motors Australia – John Edgely – Employment Contract EXECUTED as an Agreement SIGNED by John Edgley Signature of Employee Name (Print): Date: April 2021 SIGNED for and on Behalf of Hyzon Motors Australia Pty Ltd Signature of Employer Representative Name (Print): Craig Knight Title Director Date: April 2021 27

Hyzon Motors Australia – John Edgely – Employment Contract Hyzon Motors Australia Pty Ltd - Employment Contract for John Edgley Schedule 1 Position Title: Managing Director – ANZ (John Edgley will be added as a Director of Hyzon Motors Australia Pty Ltd, and will at the earliest agreed opportunity, formally replace Craig Knight as the Managing Director – ANZ of this entity. Craig will remain a Director, as will John Feeney, with any modifications to Directors as directed by relevant authorised parties into the future. Commencement Date: 1 July 2021 (At the latest the commencement will be 3 months notice from date of signature or as earlier via mutual agreement) Location/s of Employment: Melbourne Probation Period: 6 Months Manager: Craig Knight Managing Director – Hyzon International Full Time Base Annual Salary: $350,000.00 exclusive of superannuation Superannuation: 9.5% of the Base Annual Salary or as requred by law in Australia Payment Period: Monthly

Hyzon Motors Australia – John Edgely – Employment Contract Schedule 2 Hyzon Motors Australia Pty Ltd - Employment Contract for John Edgley Bonus and Incentive As part of the salary, your role will be entitled to a bonus and long term incentive reward model, which may change or modify over time, pending performance and discretion from the CEO of Hyzon Motors and the Managing Director of Hyzon Motors Australia. Short Term Incentive: An Annual Bonus, up to 40% of the Fixed Salary, will be available based on company and personal performance, payable annually post the FY review assessed in combination of both Hyzon Motors Australia Pty Ltd business and your own professional performance. Long Term Incentive: A Long Term Incentive plan is provided, at invitation of the Board of Hyzon Motors LLC, and is offered for this position as follows. Further information is being formalised and will be provided in a timely manner for this incentive plan. For the offer of this position it is as follows; 1. You will be entitled to Registered Stock Units (RSU’s) initially set at 50,000 ‘Hyzon Motors Inc’ RSU’s 2. These RSU’s will be converted to stock in the newly merged entity formed by the business combination with ‘Decarbonization Plus Acquisition Corp’. 3. The Current Listed Entity on the NYSE is code ‘DCRB’, and the ticker symbol will change to HYZN after the merger has been completed. 4. Shares converts at a ratio of 1.84 DCRB share to 1 Hyzon Share. 5. Upon commencement in this role, you will be initially entitled to 10,000 fully vested Hyzon RSU’s. 6. Annually, on your employment contract anniversary, you will receive a further 10,000 Hyzon RSU’s based on current capitalisation. 7. These will be vested, repeating over the subsequent four (4) years of employment, until the full 50,000 Hyzon RSU’s are allocated under this contract. 8. Modification or changes to this incentive model may occur and you will be advised formally on any amendments at the same time as other participants in the company incentive plan.

January 8, 2023 John Edgley 69 Ryans Road Eltham, VIC 3095 Dear John: Congratulations again on your new leadership role as President of International Operations for Hyzon Motors Inc. (the “Company”) reporting to Parker Meeks President and Interim CEO. This letter agreement (the “Letter”) refers to your Employment Agreement effective July 23, 2021 (the “Agreement”) between Hyzon Motors Australia Pty Ltd. (“Hyzon Australia”) and you, individually a “Party” and collectively the “Parties” This Letter shall be effective as of December 1, 2022. All capitalized terms used but not defined in this Amendment shall have the meaning ascribed to them in the Agreement or in this Letter. References to the “Exchange Act” shall have the meaning below and means the United States of America Securities and Exchange Act of 1934, as amended.” In light of your new leadership role, the Parties have agreed that your compensation shall be amended as set forth below: Full Time Base Annual Salary: $555,000 (AUD) Short Term Incentive: You are eligible for an Annual Bonus (the “Bonus”), up to 80% of the Fixed Time Base Salary, based on company and personal performance, as determined by your manager and subject to the approval of the Hyzon Motors Compensation Committee. Any Bonus awarded will payable annual post each fiscal year review assessed in combination with (i) Hyzon Motors Australia Pty Ltd business performance, (ii) Hyzon Motors Europe B.V. business performance, and (iii) your own personal performance. Hyzon Motors reserves the right to amend the terms and conditions of this Bonus at any time. Your new responsibilities for serving in your leadership role for Hyzon Motors Europe B.V (“HME”) as provided in Section 5.1 of the Agreement shall now include the following: 1. Complete profit and loss responsibility for HME and Hyzon Australia. 2. Executive responsibility for both the Global Cabover (DAF) and Global Rigid (Econic and garbage truck) platforms. A new Section 31 shall be inserted and include the following: Severance. If your employment is terminated by the Employer without Cause, you will be entitled to the payments and benefits provided in this Section and subject to your continued compliance with Section 19 as if you remained employed during the period you are eligible to receive any severance benefits, you will be entitled to receive the following severance benefits: (i) a lump sum amount equal to the Severance Amount, and (ii) the Equity Vesting Benefits, both defined as follows: (a) The “Severance Amount” will be equal to twelve (12) months’ Full Time Base Annual Salary; (b) The "Severance Amount” will be eighteen (18) months’ Full Time Base Annual Salary solely in the case where your termination is without Cause and is a direct result a “Change in Control” of the Company; (c) The “Equity Vesting Benefits” will be full vesting of all unvested equity or other Long Term Incentive, subject to the approval by the Employer’s Board of Directors For purposes of this Agreement, the Company or Employer will have “Cause” to terminate your employment upon you committing or being found to have committed any of the following: (a) conviction of or plea of no contest to any felony or any crime involving fraud, embezzlement or moral turpitude; DocuSign Envelope ID: AFFF8C13-C5FD-495E-8F13-DD37D375179D

(b) attempted commission of, or participation in, a fraud or act of dishonesty against the Employer; (c) intentional, material violation of any contract or agreement between the Participant and the Employer, of any statutory duty owed to the Employer or of any code of ethics or material policies of the Employer (including, without limitation, policies relating to sexual harassment or other prohibited discrimination); (d) unauthorized use or disclosure of the Employer’s confidential information or trade secrets; (e) refusal or willful omission, other than due to Disability, to perform any duties required of you, which continues after a period of thirty (30) days following the Executive’s receipt of notice from the Employer that it deems such conduct Cause for termination of employment; or (f) gross misconduct. For purposes of this Section 31, no act, or failure to act, by you will be considered “willful” if taken or omitted in the good faith belief that the act or omission was in, or not opposed to, the best interests of the Employer. For purposes of this Section 31, the term “Change in Control” means: (A) during any period of not more than 24 months, individuals who constitute the Board of Directors of the Company (the “Board”) as of the beginning of the period (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the beginning of such period, whose election or nomination for election was approved by a vote of at least two- thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) will be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or publicly threatened election contest with respect to directors or as a result of any other actual or publicly threatened solicitation of proxies by or on behalf of any person other than the Board will be deemed to be an Incumbent Director; (B) any “person” (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”), and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d 3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur on account of the ownership or acquisition of securities of the Company: (A) by the Company, (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities or (D) pursuant to a Non-Qualifying Transaction (as defined in below); (C) the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company (directly or indirectly) that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (A) the stockholders of the Company immediately prior to such Business Combination own, directly or indirectly, either (1) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving entity in such Business Combination (the “Surviving Entity”) or (2) more than 50% of the combined outstanding voting power of the parent of the Surviving Entity, in each case in substantially the same proportion as their ownership of the outstanding voting securities of the Company immediately prior to such Business Combination; (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Entity or the parent) is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect directors of the parent (or, if there is no parent, the Surviving Entity); and (C) at least a majority of the members of the board of directors of the parent (or, if there is no parent, the Surviving Entity) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of DocuSign Envelope ID: AFFF8C13-C5FD-495E-8F13-DD37D375179D

the criteria specified in clauses (A), (B) and (C) of this paragraph will be deemed to be a “Non-Qualifying Transaction”; (D) the consummation of a sale of all or substantially all of the consolidated assets of the Company and its subsidiaries (taken as a whole) to any “person” or “group” (as such terms are defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act); or (E) the Company’s stockholders approve a plan of complete liquidation or dissolution of the Company. Notwithstanding the foregoing, (A) the term ‘Change in Control’ shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company and (B) a Change in Control will not be deemed to occur solely because any person acquires beneficial ownership of more than 50% of the outstanding voting securities of the Company as a result of the acquisition of outstanding voting securities of the Company by the Company which reduces the number of outstanding voting securities of the Company; provided that if after such acquisition by the Company described in the preceding clause (B) such person becomes the beneficial owner of additional voting securities of the Company that increases the percentage of outstanding voting securities of the Company beneficially owned by such person, a Change in Control will then occur. The parties agree that neither a change in control of Employer, nor the elimination of the position “President of International Operations” shall constitute Cause that gives rise to any benefit conferred under this Section. Additionally, this Letter is to confirm your agreement that if the Company appoints another person as the successor President of International Operations or removes this position, your title and responsibilities will return to those identified in the Agreement. You further acknowledge and agree that any changes to your title, duties and responsibilities as a result of the Employer’s appointment of another person as successor President of International Operations or elimination of this position shall not constitute Cause under the Agreement, so long as any changes to your title, duties and responsibilities do not reduce below those of your prior role as Managing Director of Hyzon Motors for Australia and New Zealand. Finally, you shall be designated as a Section 16 Officer, as well as appointed as a member of the Global Executive Leadership Team, of Hyzon Motors Inc. Accordingly, you will be required to comply with Hyzon’s policies and procedures applicable to Section 16 officers. At all times during the term of this Agreement, Hyzon Motors Inc. will maintain a directors’ and officers’ liability insurance policy, and you will be entitled to coverage under that policy on the same terms as are made available to similarly situated executives of the Employer. Except as expressly provided in this Letter, all terms and provisions of the Agreement are and will remain in full force and effect and are hereby ratified and confirmed. In the case of a conflict between the terms of this Letter and your employment agreement, this Letter shall control. SIGNATURE PAGE FOLLOWS DocuSign Envelope ID: AFFF8C13-C5FD-495E-8F13-DD37D375179D

If the foregoing accurately reflects our understanding, kindly sign, date, and return a copy to the undersigned. Very truly yours, HYZON MOTORS INC. BY: —————————————— Parker Meeks President and Interim CEO DATE: Agreed to and accepted: BY: —————————————— John Edgley DATE: DocuSign Envelope ID: AFFF8C13-C5FD-495E-8F13-DD37D375179D 1/9/2023 1/8/2023